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                             NUVEEN INVESTMENT TRUST
                              MANAGEMENT AGREEMENT

                                   Schedule A

The Funds of the Trust currently subject to this Agreement and the original effective date of each are as follows:

                      FUND                                        EFFECTIVE DATE

Nuveen Growth and Income Stock Fund                               July 29, 1996
Nuveen Balanced Stock and Bond Fund                               July 29, 1996
Nuveen Balanced Municipal and Stock Fund                          July 29, 1996
Nuveen European Value Fund                                        May 29, 1998
Nuveen Balanced (State) Municipal and Stock Fund(s)
                                                                  --------------
Nuveen NWQ Multi-Cap Value Fund                                   August 1, 2002










Amended: August 1, 2002

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                             NUVEEN INVESTMENT TRUST
                              MANAGEMENT AGREEMENT

                                   Schedule B

Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to the average daily net assets of the Fund:

                       NUVEEN GROWTH AND INCOME STOCK FUND

         AVERAGE DAILY NET ASSET VALUE                       FUND MANAGEMENT FEE

         For the first $125 million                              .8500 of 1%
         For the next $125 million                               .8375 of 1%
         For the next $250 million                               .8250 of 1%
         For the next $500 million                               .8125 of 1%
         For the next $1 billion                                 .8000 of 1%
         For assets over $2 billion                              .7750 of 1%



                       NUVEEN BALANCED STOCK AND BOND FUND

         AVERAGE DAILY NET ASSET VALUE                       FUND MANAGEMENT FEE

         For the first $125 million                              .7500 of 1%
         For the next $125 million                               .7375 of 1%
         For the next $250 million                               .7250 of 1%
         For the next $500 million                               .7125 of 1%
         For the next $1 billion                                 .7000 of 1%
         For assets over $2 billion                              .6750 of 1%



                    NUVEEN BALANCED MUNICIPAL AND STOCK FUND
               NUVEEN BALANCED (STATE) MUNICIPAL AND STOCK FUND(S)

         AVERAGE DAILY NET ASSET VALUE                       FUND MANAGEMENT FEE

         For the first $125 million                              .7500 of 1%
         For the next $125 million                               .7375 of 1%
         For the next $250 million                               .7250 of 1%
         For the next $500 million                               .7125 of 1%
         For the next $1 billion                                 .7000 of 1%
         For assets over $2 billion                              .6750 of 1%

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                           NUVEEN EUROPEAN VALUE FUND

         AVERAGE DAILY NET ASSET VALUE                       FUND MANAGEMENT FEE

         For the first $125 million                              .9500 of 1%
         For the next $125 million                               .9375 of 1%
         For the next $250 million                               .9250 of 1%
         For the next $500 million                               .9125 of 1%
         For the next $1 billion                                 .9000 of 1%
         For assets over $2 billion                              .8750 of 1%



Amended:  May 16, 1998

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                         NUVEEN NWQ MULTI-CAP VALUE FUND

AVERAGE DAILY NET ASSET VALUE                                FUND MANAGEMENT FEE

For the first $125 million                                       .8500 of 1%
For the next $125 million                                        .8375 of 1%
For the next $250 million                                        .8250 of 1%
For the next $500 million                                        .8125 of 1%
For the next $1billion                                           .8000 of 1%
For assets over $2 billion                                       .7750 of 1%



Amended: August 1, 2002